                                                                    EXHIBIT 10.1
                                                                    ------------

                       FIRST AMENDMENT TO LOAN AGREEMENT


     This First Amendment to Loan Agreement ("Agreement") is entered into as of this 4th day of August, 1999, by and among (i) First Coastal Corporation, a Delaware corporation ("Borrower"), (ii) Androscoggin Savings Bank, a Maine savings bank in stock form, Machias Savings Bank, a Maine savings bank in mutual form, and Norway Savings Bank, a Maine savings bank in mutual form (collectively these three banks are sometimes referred to as "Lenders") and (iii) Machias Savings Bank, in its capacity as Agent for the Lenders (the "Agent").

     WHEREAS, Borrower borrowed $1,000,000.00 from each of the Lenders and from Bangor Savings Bank for an aggregate of $4,000,000.00 on July 24, 1996 pursuant to the terms of a Loan Agreement among Borrower, the Lenders and Bangor Savings Bank; and

     WHEREAS, Borrower's $4,000,000.00 obligation is evidenced in part by four promissory notes dated July 24, 1996, each in the original principal amount of $1,000,000.00 (hereinafter collectively referred to as the "Notes" and individually as a "Note"); and

     WHEREAS, each of the Lenders have held and continue to hold one of the Notes, and Bangor Savings Bank has as of the date hereof assigned its Note to Machias Savings Bank, resulting in Machias Savings Bank holding two of the Notes; and

     WHEREAS, the parties have agreed to amend certain terms and conditions of the Loan Agreement dated July 24, 1996 and to amend the Notes; and

     WHEREAS, except as set forth hereinafter, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and shall not be modified hereby.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby mutually agree, intending to be legally bound, as follows:

     1. Section 1.2 of the Loan Agreement is hereby amended to provide in its entirety as follows:

     Section 1.2.  Purpose of Note Purchase. As of August 4, 1999, the date of
                   ------------------------
     this Amendment to the Loan Agreement, the Lenders and Borrower acknowledge that the outstanding principal of the Notes is $2,400,000 (hereinafter the "Term Portion" of the Notes). Commencing on the date hereof, Lenders shall advance to Borrower, up to an aggregate amount at any given time equal to the difference between $4,000,000 and the Term Portion of the Notes. The amount advanced (hereinafter the "Credit Line Portion" of the Notes) shall be used as a credit line for Borrower's working capital needs.

     2. Section 1.3 of the Loan Agreement is hereby amended to provide in its entirety as follows:

     Section 1.3  Term of Loan; Repayment of Principal.
                  ------------------------------------

     a. As of the date hereof, the parties acknowledge that the current aggregate outstanding balance of the Notes is $2,400,000, which shall be referred to herein as the "Term Portion" of the Notes, such that the Term Portion of each Note is $600,000 as of the date hereof. The Term Portion of each Note shall be payable in monthly installments over a term of five years, commencing on the date hereof and ending on August 4, 2004.

     b. The difference between $4,000,000 ($1,000,000 as to each Note) and the then outstanding principal balance of the Term Portion of the Notes shall be referred to as the "Credit Line Portion" of the Notes. The initial Credit Line Portion of each Note shall be $400,000. All outstanding advances under the Credit Line Portion of each Note shall be due and payable in full on or before August 4, 2002.

     c. August 4, 2004 as to the Term Portion of each Note and August 4, 2002 as to the Credit Line Portion of each Note shall hereinafter collectively be referred to as the "Maturity Date").

     d. The Term Portion and Credit Line Portion of each Note shall be payable in accordance with the terms and conditions of the Modification Agreements attached hereto as EXHIBIT 1.3.

     e. The final payment of the remaining principal balance of the Term Portion of the Notes and of any outstanding balance of the Credit Line Portion of the Notes on the respective Maturity Dates shall be accompanied by payment of all accrued but unpaid interest with respect to the outstanding balances as of such Maturity Dates.

     3. Section 1.4 of the Loan Agreement is hereby amended to provide in its entirety as follows:

     Section 1.4.  Prepayment.  Borrower may prepay the Notes in whole or in
                   ----------
     part at any time at its option and without penalty upon not less than three Business Days (as hereinafter defined) prior written notice to the Savings Banks, specifying the date and the amount of prepayment, and upon the payment of all accrued but unpaid interest on the amount prepaid to the date of such prepayment, provided that each such optional principal prepayment shall be in a minimum aggregate amount of $100,000, and shall be applied to the Notes on a pro rata basis, in accordance with the principal amount outstanding under each Note.

     4. Sections 1.5(a) and (b) of the Loan Agreement are hereby amended to provide as follows:

     Section 1.5.  Interest.  (a)  The Term Portion of each of the Notes shall
                   --------
     bear interest on the outstanding principal balance thereunder from the date hereof until payment in full of the unpaid principal amount of the Term Portion, at a fixed rate per annum equal to 8%, computed on the basis of a year of 360 days, until August 4, 2002, at which time interest shall convert to a variable rate equal to the Prime Rate as reported in the Money Rates section of the Wall Street Journal, being the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks, adjusted daily. Interest on the Credit Line Portion of the Notes shall accrue at a variable rate equal to said Wall Street Journal Prime Rate, adjusted daily. All Interest shall be payable monthly, in arrears, on the last day of each calendar month commencing on August 4, 1999 and continuing on the last day of each month thereafter and on the applicable Maturity Date.

          (b) If the Borrower fails to pay any installment of principal and/or interest on the date such installment payment is due (other than payment in full of the principal balance of the Notes whether by acceleration or at the applicable Maturity Date), and such failure continues for more than five (5) Business Days, the Borrower shall pay a late charge equal to five percent (5%) of the total amount of such delinquent installment payment. Notwithstanding the foregoing, Borrower shall not be in payment default, nor shall any late payment charge be imposed, by virtue of an underpayment of principal and/or interest arising from a good faith error by Borrower in the computation of principal and/or interest due under the Notes, which underpayment is cured within five (5) Business Days after written notice thereof by Agent to Borrower.

           [section 1.5(c) of the Loan Agreement remains unchanged]

     5. Section 5.4(a) of the Loan Agreement is hereby amended to provide as follows:

     Section 5.4.  Financial Statements.  (a)  Borrower shall deliver or cause
                   --------------------
     to be delivered to the Agent on behalf of the Savings Banks:

     (i) Within 60 days after the end of each calendar quarter (except as provided in (ii) below) on a consolidated basis for Borrower (A) a balance sheet as at the end of such period and statements of operations and cash flow, and such other quarterly statements as are customarily prepared by it on a quarterly basis, (B) a report setting forth in reasonable detail loan delinquencies, non-accrual loans and loan charge-offs; and (C) upon the written request of the Agent and with reasonable notice, such other quarterly financial statements and information as the Savings Banks may reasonably deem necessary to provide current financial information;

     (ii) As soon as reasonably available, but in no event more than 105 days after the end of each fiscal year ending on or after December 31, 1995 and until the Maturity Date, audited consolidated financial statements of the Borrower for the fiscal year then ended.

               [sections 5.4(a)(iii) and (iv) remain unchanged]

     6. Section 6.2 of the Loan Agreement is hereby amended to provide in its entirety as follows:

     Section 6.2.  Stock and Dividends.  Borrower shall not (i) apply any
                   -------------------
     property or assets to the purchase, retirement or redemption of any shares of its capital stock; or (ii) declare or pay cash dividends on any shares of its capital stock or make any other distributions in respect of its capital stock (other than dividends or distributions payable solely in shares of its capital stock or distributions under its Shareholders Rights
     Plan), if at the time of such action and after giving effect thereto:

          (1) an Event of Default or an Incipient Default shall have occurred and be continuing; or

          (2) the Borrower's debt to equity ratio on a parent only basis is greater than 50%.

     7. Section 6.3 of the Loan Agreement entitled "Encumbrances and Indebtedness" is hereby deleted.

     8. Section 6.4 of the Loan Agreement entitled "Sales and Dispositions" is hereby deleted.

     9. Section 6.6 of the Loan Agreement entitled "Capital Expenditures" is hereby deleted.

     10. Section 7.1 of the Loan Agreement is hereby amended to provide as follows:

     Section 7.1.  Events of Default.  Each of the following events shall
                   -----------------
     constitute an Event of Default hereunder if such event shall not be remedied within the time period set forth below, unless Borrower receives the prior written consent of Lenders holding at least three of the Notes, which written consent may be given through the Agent:

          (a) Borrower shall fail to pay any amount of principal, interest, fees, or other payments due hereunder or under the Notes when such amount is due and payable and such failure continues for more than fifteen (15) Business Days;

          (b) Borrower or any Borrower Subsidiary (i) shall fail to pay any indebtedness aggregating $750,000 or more, when due, which is not waived (whether such payment is due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise); or (ii) shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any such indebtedness or any guaranty when required to be performed, if the effect of such failure is to accelerate, or to permit the holder or holders of such indebtedness or the trustees under any such agreement or instrument to accelerate, the maturity of such indebtedness or such obligation guaranteed by Borrower or any Borrower Subsidiary;

                [subsections (c), (d) and (e) remain unchanged]

          (f) Borrower or any Borrower Subsidiary shall suffer the entry of judgments against it for the payment of money in excess of $750,000 in the aggregate at any one time by any court of record or shall suffer the issuance of any writs of attachment on any of its assets having values in the aggregate at any one time of greater than 750,000, and Borrower or such Borrower Subsidiary shall not discharge the same or provide for their discharge in accordance with their terms, or procure a stay of execution thereon within thirty (30) days from the date of entry thereof, unless execution thereon is effectively stayed pending further proceedings; or

                      [subsection (g) remains unchanged]

     11. Section 7.2 of the Loan Agreement is hereby amended to provide as follows:

     Section 7.2  Acceleration.  Upon the occurrence of any Event of Default the
                  ------------
     Agent shall, at the direction of Lenders holding at least three of the Notes, by written notice to Borrower, declare the entire indebtedness of Borrower then outstanding under the Notes immediately due and payable without presentment, demand, protest, notice of protest or any other notice of any kind, all of which are hereby expressly waived. Notwithstanding the foregoing provisions of this Section, the entire indebtedness of Borrower then outstanding under the Notes shall become immediately due and payable without notice or election of any kind and without need for any action by the Agent or Savings Banks if there shall occur an Event of Default under
     Section 7.1(e) of this Agreement.

     12. Each reference in the Loan Agreement to "Three Fourths of the Savings Banks" is hereby amended to refer to "Lenders holding at least three of the Notes."

     13. The foregoing constitute all of the amendments to the Loan Agreement. Except as set forth above, the terms, conditions and obligations of the Loan
Agreement: (a) remain unchanged; (b) are hereby ratified and affirmed in their entirety; (c) continue in full force and effect; and (d) are legally valid, binding, and enforceable in accordance with their terms.

     14. The Borrower hereby acknowledges and affirms that it knows of no defenses, set offs, or other claims against Lenders or Agent arising under or out of the Loan Agreement, as amended.

     15. This Agreement shall be binding upon the parties hereto as well as their successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date first above written.


WITNESS:                                FIRST COASTAL CORPORATION

/s/ William E. Saufley                  By: /s/ Gregory T. Caswell
                                                its President and CEO

                                        MACHIAS SAVINGS BANK

/s/ Heather L. Vose                     By: /s/ Edward L. Hennessey, Jr.
                                                its President

                                        ANDROSCOGGIN SAVINGS BANK

/s/ Diane M. Flagg                      By: /s/ Steven A. Closson
                                                its President

                                        NORWAY SAVINGS BANK

/s/ Sandy Smith                         By: /s/ David L. Wyman
                                                its EVP and Treasurer